Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

AND AMENDMENT TO GUARANTY

This FIFTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO GUARANTY dated as of November 15, 2013 (this “Agreement”), is entered into by and among FXCM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors (as identified on the signature pages hereto, and together with the Borrower, the “Loan Parties”), the Lenders (as defined below), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).

Statement of Purpose

WHEREAS, the Borrower, the Administrative Agent and certain banks and other financial institutions (the “Lenders”) are parties to that certain Credit Agreement dated as of December 19, 2011 (as amended by (i) the First Amendment to Credit Agreement and Waiver dated February 17, 2012, (ii) the Second Amendment to Credit Agreement dated June 21, 2012, (iii) the Third Amendment to Credit Agreement and Waiver dated as of August 7, 2012, and (iv) the Fourth Amendment to Credit Agreement dated November 8, 2012, as amended hereby and as from time to time further amended, restated, amended and restated or otherwise modified, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement) pursuant to which the Lenders have made available to the Borrower a revolving credit facility;

WHEREAS, the Borrower has requested (a) an increase in the Aggregate Revolving Commitments pursuant to Section 2.13(a) of the Credit Agreement in an amount so that, after giving effect thereto, the Aggregate Revolving Commitments after giving effect to this Agreement shall equal the amount set forth on the revised Schedule 2.01 to the Credit Agreement set forth on Annex II hereto, and (b) that the Lenders amend certain provisions of the Credit Agreement and the Guaranty, in each case as more particularly set forth below, and the Lenders are willing to effect such increase in the Aggregate Revolving Commitments and such amendments, all as provided in, and on the terms and conditions contained in, this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Amendments to Credit Agreement. Subject to the terms and conditions hereof and in accordance with Section 10.01 of the Credit Agreement:

(a)          The Credit Agreement (other than the Schedules and Exhibits thereto) is hereby amended in its entirety to read in the form of Annex I attached hereto; and

(b)          Schedule 2.01 to the Credit Agreement is hereby amended by replacing such schedule with Schedule 2.01 attached as Annex II hereto.

(c)          Exhibit C to the Credit Agreement is hereby amended by deleting such exhibit and replacing it with Exhibit C attached as Annex III hereto.

2.          Amendments to Guaranty.

(a)          The following new definitions are added to Section 1 of the Guaranty in their proper alphabetical order:

“ ‘Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and that can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

‘Specified Loan Party’ means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 26).”

(b)          The following new Section 26 is added to the Guaranty in its proper numerical order:

“26.         Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 26 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”

3.          Increase in the Aggregate Revolving Commitments.

(a)          Upon the Effective Date, (i) the Aggregate Revolving Commitments shall be increased to the aggregate amount set forth on Schedule 2.01 attached as Annex II hereto (the “Revolving Commitment Increase”), and (ii) the Revolving Commitment of each Lender shall be the amount set forth opposite such Lender’s name on such Schedule 2.01 attached as Annex II hereto. In the event there are any Loans outstanding as of the Effective Date, on the Effective Date, (i) each Lender that is a new Lender or is increasing its Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as required in order to cause, after giving effect to such Revolving Commitment Increase and the application of such amounts to make payments to such other relevant Lenders, the outstanding to be held ratably by all Lenders in accordance with their respective Applicable Percentages (after giving effect to the Revolving Commitment Increase), and (ii) the Borrower shall be deemed to have prepaid and reborrowed the outstanding Loans as of the Effective Date to the extent necessary to keep the outstanding Loans ratable with the Applicable Percentages (after giving effect to the Revolving Commitment Increase) arising from any nonratable increase in the Revolving Commitments under this Agreement, and shall pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement in connection therewith. The Administrative Agent may make such other adjustments between and among the Lenders and the Borrower as are reasonably necessary to effectuate such Revolving Commitment Increase and the reallocation of outstanding Loans after giving effect thereto.

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(b)          Notwithstanding anything to the contrary in the Credit Agreement, each Lender (i) agrees that the Revolving Commitment Increase provided by this Agreement shall be effective upon the Effective Date and (ii) waives any other timing or notice requirement of Section 2.13 of the Credit Agreement in connection therewith.

(c)          Each of the parties hereto agrees that the Revolving Commitment Increase effectuated pursuant to this Agreement shall constitute an increase in the Aggregate Revolving Commitments pursuant to Section 2.13 of the Credit Agreement.

4.          Representations and Warranties. By its execution hereof, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)          no Default exists as of the date hereof or would result from, or after giving effect to, the amendments contemplated hereby and the Revolving Commitment Increase;

(b)          the representations and warranties contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document, are true and correct on and as of the date hereof (except that (i) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct as of such earlier date and (ii) the representations and warranties contained in Sections 5.05(a), (b) and (c) of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b) and (c) of the Credit Agreement, respectively);

(c)          such Loan Party has the right, power and authority and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

(d)          this Agreement has been duly executed and delivered by each of such Loan Party’s duly authorized officers and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as may be limited by Debtor Relief Laws.

5.          Conditions to Effectiveness. This Agreement (including the Revolving Commitment Increase contained herein) shall become effective upon the date on which all of the following conditions precedent have been satisfied (or otherwise waived in accordance with Section 10.01 of the Credit Agreement, as in effect prior to giving effect to this Agreement) (the “Effective Date”):

(a)          Counterparts of this Agreement. Receipt by the Administrative Agent of executed original counterparts (or telecopies followed promptly by originals) of this Agreement, which shall be in form and substance satisfactory to the Administrative Agent, properly executed by each Lender and a Responsible Officer of each Loan Party.

(b)          Responsible Officer’s Certificate(s). Receipt by the Administrative Agent of copies (followed promptly by originals) of certificate(s), in form and substance satisfactory to the Administrative Agent and together with all attachments identified below, executed by a Responsible Officer of each Loan Party, certifying in his/her capacity as such, that as of the Effective Date:

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(i)          Resolutions. The attached resolutions or written consent (approving and adopting this Agreement and the transactions contemplated hereunder, authorizing the execution, delivery and performance of this Agreement and duly adopted by the board of directors, board of managers or other appropriate governing body of such Loan Party) is a true and correct copy thereof and in full force and effect on the Effective Date;

(ii)         Organization Documents. The Organization Documents (including all amendments thereto) of such Loan Party (A) have not been modified, amended, rescinded or replaced since such Organization Documents were last delivered to the Administrative Agent on the Closing Date and continue to be in full force and effect as of the Effective Date; or (B) attached thereto are true and correct copies thereof, in full force and effect as of the Effective Date and, in the case of the certificate of formation or articles of incorporation or organization (as the case may be), shall be certified as of a recent date by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation;

(iii)        Good Standing Certificates. The attached document(s) and certification(s) as reasonably required by the Administrative Agent to evidence that such Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in such Loan Party’s jurisdiction of incorporation or formation are true and correct copies thereof, in full force and effect as of the Effective Date and certified by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation (to the extent such certificates are routinely issued in such jurisdiction) as of a recent date prior to the Effective Date reasonably satisfactory to the Administrative Agent;

(iv)         Incumbency. Each Responsible Officer identified on the attached incumbency certificate is authorized to execute this Agreement and any other Loan Document, certificate and other document being delivered in connection herewith or therewith; and

(v)          Consents. Either (A) all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of this Agreement have been obtained and are in full force and effect in the forms attached thereto, or (B) no such consents, licenses or approvals are so required; and

(vi)         Representations and Warranties. Each of the representations and warranties set forth in Paragraph 4 is true and correct in all respects.

(c)          Opinions. Receipt by the Administrative Agent of an opinion or opinions of counsel for the Loan Parties, dated the Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent (which shall include, without limitation, opinions with respect to the enforceability of the Credit Agreement, the due organization and valid existence of each Loan Party and opinions as to the non-contravention of the Loan Parties’ organizational documents).

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(d)          No Material Adverse Effect. There has been no event or circumstance since December 31, 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e)          Fees and Expenses. The Borrower shall have paid all accrued and unpaid expenses and all fees due and payable to the Administrative Agent and the Lenders on or before the Effective Date (including all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent)) plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred through the closing proceedings; provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent. Without duplication or limitation, the foregoing shall include:

(i)          an amendment and extension fee for each existing Lender under the Credit Agreement (prior to giving effect to this Agreement) that executes and delivers a signature page to this Agreement, in an amount equal to 0.25% of the aggregate principal amount of the existing Revolving Commitment of each such Lender under the Credit Agreement (prior to the effectiveness of this Agreement) as of the Effective Date (without giving effect to any increase in the Revolving Commitment of any such Lender pursuant to the Revolving Commitment Increase); and

(ii)         a fee for each Lender providing a portion of the Revolving Commitment Increase in an amount equal to 0.375% of the aggregate principal amount of the Revolving Commitment Increase provided by such Lender as of the Effective Date.

6.          Effect of this Agreement. Each Loan Party agrees that, except as expressly provided herein, (a) the Credit Agreement, the Guaranty and the other Loan Documents shall remain unmodified and in full force and effect, and (b) this Agreement shall not be deemed to (i) be a waiver of, consent to, a modification of or amendment to any other term or condition of the Credit Agreement, , the Guaranty, any other Loan Document or any other agreement by and among any of the Loan Parties, on the one hand, and the Administrative Agent or any Lender, on the other hand, (ii) prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Guaranty or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, or (iii) be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement, the Guaranty or any other Loan Document or any rights or remedies arising in favor of the Administrative Agent or the Lenders under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall be deemed incorporated into, and a part of, the Credit Agreement and the Guaranty and shall constitute a “Loan Document” under and as defined in the Credit Agreement.

7.          Reaffirmations. Each Loan Party hereby (a) agrees that this Agreement shall not limit or diminish the obligations of such Loan Party under, or release such Loan Party from any obligations under, the Credit Agreement, the Guaranty and each other Loan Document to which such Loan Party is a party, (b) confirms and reaffirms such Loan Party’s obligations under the Credit Agreement, the Guaranty and each other Loan Document to which such Loan Party is a party, and (c) agrees that the Credit Agreement, the Guaranty and each other Loan Document remain in full force and effect and are hereby ratified and confirmed.

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8.          Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, employees, agents, attorneys, principals, advisors, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the “Released Lender Parties”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the “Loan Party Claims”) arising out of or related to the Credit Agreement, the other Loan Documents, or the transactions contemplated therein, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Loan Party ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Agreement. Each of the Loan Parties covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Loan Party Claims which may have arisen at any time on or prior to the date of this Agreement. Each of the Loan Parties acknowledges and agrees that the Released Lender Parties have acted in good faith in negotiating and entering into this Agreement and that the provisions hereof are not in breach or violation of any duty or obligation, express or implied, of the Released Lender Parties to any Loan Party. The agreements of the Loan Parties set forth in this Paragraph 8 shall survive the termination or expiration of this Agreement and the termination of the Loan Documents and the repayment, satisfaction or discharge of the Obligations.

9.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

10.         Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

11.         Electronic Transmission. This Agreement may be executed by one or more parties hereto as a facsimile, telecopy, pdf or other reproduction, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, e-mail or other electronic transmission pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Loan Parties:	FXCM HOLDINGS, LLC, as the Borrower
By: FXCM Inc., its Managing Member

By:
Name:
Title:

FOREX TRADING L.L.C., as a Guarantor
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:
Name:
Title:

FXCM FUTURES, LLC, as a Guarantor
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:
Name:
Title:

FXCM PRO LLC, as a Guarantor
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

Loan Parties (Continued):	FXCM SYSTEMS, LLC, as a Guarantor
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:
Name:
Title:

YOZMA LLC, as a Guarantor
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:
Name:
Title:

FINANCIAL HORIZONS CAPITAL, LLC,
as a Guarantor
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:
Name:
Title:

HORIZONS FUNDING, LLC, as a Guarantor
By: Financial Horizons Capital, LLC, its Manager
By: FXCM Holdings, LLC, its Manager
By: FXCM Inc., its Managing Member

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

MORGAN STANLEY BANK, N.A.,
as a Lender

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

UBS LOAN FINANCE LLC,
as a Lender

By:
Name:
Title:

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

Bank Hapoalim B.M.,
as a Lender

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

BARCLAYS BANK PLC,
as a Lender

By:
Name:
Title:

FXCM Holdings, LLC

Fifth Amendment to Credit Agreement

Signature Pages

Annex I

(to Fifth Amendment to Credit Agreement)

Amended Credit Agreement

[To be attached.]

Annex II

(to Fifth Amendment to Credit Agreement)

Schedule 2.01

(to Credit Agreement)

Revolving Commitments and Applicable Percentages

Lenders	Revolving Commitments	Applicable Percentages
Bank of America, N.A.	$40,000,000.00	19.512195122%
Capital One, National Association	$40,000,000.00	19.512195122%
Credit Suisse AG, Cayman Islands Branch	$35,000,000.00	17.073170732%
Morgan Stanley Bank, N.A.	$30,000,000.00	14.634146341%
UBS Loan Finance LLC	$25,000,000.00	12.195121951%
Bank Hapoalim B.M.	$20,000,000.00	9.756097561%
Barclays Bank Plc	$15,000,000.00	7.317073171%
Total	$205,000,000.00	100.000000000%

Annex III

(to Fifth Amendment to Credit Agreement)

Exhibit C

(to Credit Agreement)

EXHIBIT C

[form of]

COMPLIANCE CERTIFICATE

[To be attached.]

Execution Version

Annex I

(to Fifth Amendment dated as of November 15, 2013)

Published CUSIP Number: 30279GAA3

CREDIT AGREEMENT

dated as of December 19, 2011

(as amended by:

First Amendment And Waiver dated as of February 17, 2012;

Second Amendment dated as of June 21, 2012;

Third Amendment And Waiver dated as of August 7, 2012;

Fourth Amendment dated as of November 8, 2012; and

Fifth Amendment dated as of November 15, 2013)

among

FXCM HOLDINGS, LLC,

as the Borrower,

BANK OF AMERICA, N.A.,

as the Administrative Agent,

and

THE OTHER LENDERS PARTY HERETO

CAPITAL ONE, NATIONAL ASSOCIATION,

as Syndication Agent

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Sole Lead Arranger and Joint Book Manager

CAPITAL ONE, NATIONAL ASSOCIATION,

as Joint Book Manager

-i-

Table of Contents

(continued)

-ii-

Table of Contents

(continued)

-iii-

SCHEDULES

1.01(a)	Regulated Subsidiaries
1.01(b)	Permitted Investors
2.01	Revolving Commitments and Applicable Percentages
5.11	Pension Plans
5.12	Subsidiaries
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Revolving Note
C	Form of Compliance Certificate
D	Form of Assignment and Assumption

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of December 19, 2011, among FXCM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01          Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form provided by the Administrative Agent or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect as of the Fifth Amendment Effective Date is $205,000,000.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.12. If the commitment of each Lender to make Revolving Loans has been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a); provided that from the Closing Date through the first Business Day immediately following the date a Compliance Certificate for the fiscal year ending December 31, 2011 is required to be delivered pursuant to Section 6.02(a), the Applicable Rate shall be determined by reference to the Consolidated Leverage Ratio as set forth in the pro forma Compliance Certificate received by the Administrative Agent on the Closing Date pursuant to Section 4.01(g)(iii):

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans
1	Less than 0.50 to 1.00	0.25%	1.75%	0.75%
2	Greater than or equal to 0.50 to 1.00, but less than 1.00 to 1.00	0.30%	2.00%	1.00%
3	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	0.35%	2.25%	1.25%
4	Greater than or equal to 1.50 to 1.00	0.40%	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.08(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and joint book manager.

“Assignee Group” means (a) two or more Eligible Assignees that are Affiliates of one another or (b) two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease.

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“Audited Financial Statements of the Borrower” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto.

“Audited Financial Statements of the Parent” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.04, and (c) the date of termination of the Revolving Commitment of each Lender to make Revolving Loans pursuant to Section 8.02(a).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Warrants” means any call options relating to the Parent’s common stock sold by the Borrower to the Parent, so long as such transactions are on substantially the same terms as the Parent Warrants; provided that the Borrower Warrants shall be settled in cash and/or the Parent’s common stock.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or in any other state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Leases” means all leases that have been or should be recorded, in accordance with GAAP, as capitalized leases.

“Capital Markets Financing Transaction” means Indebtedness of the Parent or the Borrower in the form of a capital markets debt financing transaction consummated after the Closing Date where:

(a)          the gross proceeds of such Indebtedness shall be at least $150,000,000;

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(b)          immediately before and immediately after giving effect to such incurrence of such Indebtedness, (i) the Parent and its Subsidiaries are in pro forma compliance with the financial covenants contained in Section 7.11 and (ii) no Default shall have occurred and be continuing;

(c)          the covenants, defaults and other similar non-economic provisions applicable to any such Indebtedness are not (i) materially less favorable to the Lenders, in the reasonable determination of the Administrative Agent, than the terms of the then existing Loan Documents without the express written consent of the Required Lenders or (ii) in contravention any of the terms of the then existing Loan Documents;

(d)          such Indebtedness has a maturity at least five years after the date of incurrence thereof; and

(e)          such Indebtedness shall be unsecured; and

(f)           no Subsidiary of the Borrower other than a Guarantor shall be obligated, either primarily or as a guarantor or otherwise, with respect to such Indebtedness.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than any Permitted Lien):

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)           demand money market or time deposits (including sweep accounts) with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender, or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition, and (iii) has combined capital and surplus of at least $250,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)           commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)           Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

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“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“CFTC” means the Commodities Futures Trading Commission or any other regulatory body that succeeds to the functions of the Commodities Futures Trading Commission.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (excluding any employee benefit plan of such person or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)           the Parent and the Permitted Investors, collectively, shall cease to beneficially own and control, directly or indirectly, 90% of the issued and outstanding Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or

(c)           the Parent shall cease to be the sole managing member of the Borrower; or

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(d)           during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of either the Parent or the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in any of the Collateral Documents and all of the other property that is or is intended under the terms of any Collateral Document to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Pledge Agreement, collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent on the Closing Date, pursuant to Section 6.12 or otherwise, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment Fee” has the meaning specified in Section 2.07(a).

“Committed Loan Notice” means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be acceptable to the Administrative Agent.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated EBITDA” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income for such period and without duplication: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable by the Parent and its Subsidiaries, (iii) depreciation and amortization expense, and (iv) other expenses of the Parent and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Parent and its Subsidiaries, (ii) all non-cash items increasing Consolidated Net Income, (iii) any income of any Person (other than a Subsidiary) in which any other Person (other than the Parent or a wholly-owned Subsidiary of the Parent) has an interest, except to the extent of the amount of dividends or other distributions or transfers or loans actually paid to the Parent or a wholly-owned Subsidiary by such Person during such period and (iv) the amount that constitutes (or would constitute) Consolidated EBITDA (including income and all relevant addbacks and deductions) of any non-wholly-owned Subsidiary that is attributable to such non-wholly-owned Subsidiary’s equity holders other than the Parent and its Subsidiaries and minus (c) all cash payments made on account of non-cash expenses previously added back in calculating Consolidated EBITDA pursuant to clause (a)(iv) above. Consolidated EBITDA, when used for determining the Consolidated Leverage Ratio for any period, shall be calculated on a pro forma basis to give effect to any Disposition under Section 7.05(h) and to any Permitted Acquisition (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition or Disposition, are factually supportable and expected to have a continuing impact, including cost savings resulting from headcount reductions, closings or similar restructurings, in each case to the extent such adjustments or savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the SEC, and as certified by a Responsible Officer of the Parent), in each case made during the relevant period, with such Disposition or Permitted Acquisition being deemed to have occurred as of the first day of such period.

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“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the sum of the following (without duplication):

(a)           the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including (without limitation) any Convertible Notes (it being understood that any Convertible Mirror Notes issued in connection with any Convertible Notes shall not be included in this definition so long as the principal amount thereof is not in excess of the principal amount of the related Convertible Notes);

(b)           all purchase money Indebtedness;

(c)           all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)           all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)           all Attributable Indebtedness;

(f)            without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent or any of its Subsidiaries; and

(g)           all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Parent or such Subsidiary;

provided that in computing the amount of Consolidated Funded Indebtedness relating to any Convertible Notes, the amount of such Indebtedness as of any date of determination shall be the greater of (x) the maximum amount that would be payable in cash (assuming full settlement in cash) by the issuer thereof on such date if conversion occurred on such date, after giving effect to the impact (if any), whether positive or negative, of any Derivatives Linked to Parent Common Stock on such date and (y) the aggregate stated principal amount of such Convertible Notes on such date.

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“Consolidated Interest Charges” means for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Parent and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges paid or payable in cash for such period; provided that, notwithstanding anything herein to the contrary, for purposes of determining the Consolidated Interest Coverage Ratio for any date of determination of the Parent during any of first three fiscal quarters ending after the Closing Date, the determination of Consolidated Interest Charges shall be deemed to be the amount of (i) for the period ending December 31, 2011, the amount of Consolidated Interest Charges for the fiscal quarter ending on such date times four (4); (ii) for the period ending March 31, 2012, the amount of Consolidated Interest Charges for the two consecutive fiscal quarters ending on such date times two (2); and (iii) for the period ending June 30, 2012, the amount of Consolidated Interest Charges for the three consecutive fiscal quarters ending on such date times 4/3.

“Consolidated Leverage Ratio” means as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or immediately prior to such date.

“Consolidated Net Income” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the net income of the Parent and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Contracts for Difference” has the meaning given to such term as used in the Parent’s 2010 10-K filed with the SEC.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Mirror Notes” means notes that meet the definition of “Convertible Notes” but that are issued by the Borrower to the Parent in connection with the substantially simultaneous issuance by the Parent of Convertible Notes, which notes of the Borrower are in a nominal principal amount no greater than the nominal principal amount of the Convertible Notes to which they relate; provided, however, that conversion of the Convertible Mirror Notes shall be settled in cash and/or the Parent’s common stock.

“Convertible Mirror Notes Documents” means the indenture for the issuance of any Convertible Mirror Notes to the Parent and all other agreements, instruments and other documents setting forth the terms of such Convertible Mirror Notes.

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“Convertible Mirror Notes Hedges” means any convertible bond hedge transactions, call options or capped call options relating to the Parent’s common stock purchased by the Borrower from the Parent concurrently with any issuance of Convertible Mirror Notes to hedge the Borrower’s obligations thereunder (and not for speculative purposes), so long as such transactions are on substantially the same terms as the Convertible Notes Hedges related to the Convertible Notes to which the Convertible Mirror Notes issuance relates; provided that the Convertible Mirror Notes Hedges shall be settled in cash and/or the Parent’s common stock.

“Convertible Notes” means any senior unsecured and unguaranteed notes issued by the Parent on or after the Fourth Amendment Effective Date that are, upon the occurrence of certain terms and conditions set forth in the Convertible Notes Documents, convertible into, or exchangeable for, at the option of the Parent, Parent’s common stock, cash (in an amount based on share value at the time of settlement, calculated in accordance with the Convertible Notes Documents) or some combination thereof.

“Convertible Notes Documents” means the indenture for the issuance of any Convertible Notes and all other agreements, instruments and other documents setting forth the terms of such Convertible Notes.

“Convertible Notes Hedges” means any convertible bond hedge transactions, call options or capped call options relating to the Parent’s common stock (regardless of whether settled in the Parent’s common stock, cash (in an amount based on share value at the time of settlement, calculated in accordance with the applicable documents) or a combination thereof) purchased by the Parent concurrently with any issuance of Convertible Notes to hedge the Parent’s obligations thereunder (and not for speculative purposes).

“Debt Rating” means, as of any date of determination, a public or private rating (with reasonably satisfactory evidence of such private rating having been provided to the Administrative Agent (for delivery to each Lender)) as determined by S&P, Moody’s or Fitch, as applicable, of the Borrower’s non-credit-enhanced, senior unsecured long term debt.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Revolving Loan plus 2% per annum.

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“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Revolving Loans, within three Business Days of the date required to be funded by it hereunder, unless (solely in the case of a failure to fund any portion of its Revolving Loans) such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) upon delivery of written notice of such determination to the Company and each Lender.

“Derivatives Linked to Parent Common Stock” means, (a) with respect to any issuance of Convertible Notes, the Convertible Notes Hedges and the Parent Warrants and (b) with respect to any issuance of Convertible Mirror Notes, the Convertible Mirror Notes Hedges and the Borrower Warrants.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)          for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

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(b)          for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day, or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 26 of the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or Section 3.01(c) and (e) any Taxes imposed under FATCA or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCM” means a Person that is registered as a “futures commission merchant” pursuant to the Commodity Exchange Act (7 U.S.C. 1 et seq.).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated October 5, 2011, among the Borrower, the Administrative Agent and the Arranger.

“Fifth Amendment” means the Fifth Amendment to Credit Agreement dated as of November 15, 2013.

“Fifth Amendment Effective Date” means November 15, 2013, which was the effective date of the Fifth Amendment.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary all or any portion of whose Equity Interests are owned directly by the Borrower or a Guarantor that is a Domestic Subsidiary.

“Fitch” means Fitch, Inc. and any successor thereto.

“Foreign-Controlled Domestic Subsidiary” means any Domestic Subsidiary all of whose Equity Interests are owned (directly or indirectly) by a Foreign Subsidiary.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Forex Capital Markets” means Forex Capital Markets L.L.C., a Delaware limited liability company.

“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated as of November 8, 2012.

“Fourth Amendment Effective Date” means November 8, 2012, which was the “Effective Date” as defined in the Fourth Amendment.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

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“FSA” means the Financial Services Authority of the United Kingdom, or any other regulatory body that succeeds to the functions of the Financial Services Authority.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, each Subsidiary that is a party to the Guaranty, and shall include (a) all direct and indirect wholly-owned Subsidiaries of the Borrower in existence on the Closing Date other than any Foreign Subsidiary to the extent that the guaranty of such Foreign Subsidiary would have, or (as a result of growth and generation of earnings after the date of measurement) is reasonably expected to have, adverse tax consequences for the Borrower or any other Loan Party or result in a violation of applicable Laws, and (b) each other wholly-owned Subsidiary of the Borrower that shall be required to become a party to the Guaranty or execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12. Notwithstanding anything contained in this Agreement to the contrary, no Regulated Subsidiary shall be required to be a Guarantor.

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“Guaranty” means that certain Guaranty dated as of the Closing Date, made by each of the Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties, together with each other guaranty and guaranty supplement or joinder thereto delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract permitted under Article VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract permitted under Article VII, in each case, in its capacity as a party to such Swap Contract.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)          all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)          the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)          the Swap Termination Value under any Swap Contract of such Person;

(d)          all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e)          indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)          all Attributable Indebtedness of such Person;

(g)          all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)          all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

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“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Revolving Loan and the Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period shall extend beyond the Maturity Date.

“Interim Financial Statements of the Borrower” means the unaudited consolidated balance sheet and statement of income or operations of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2011.

“Interim Financial Statements of the Parent” means the unaudited consolidated financial statements of the Parent and its Subsidiaries for the fiscal quarter ended September 30, 2011, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, the Revolving Notes, the Collateral Documents, the Fee Letter and the Guaranty.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Lucid” means Lucid Markets Trading Limited, a company incorporated in England and Wales.

“Lucid Acquisition” means collectively, the initial acquisition by UK Merger of more than 50.00% of the issued and outstanding capital stock of Lucid and each subsequent acquisition by UK Merger of issued and outstanding capital stock of Lucid.

“Lucid Acquisition Transaction” means any transaction constituting a portion of the Lucid Acquisition pursuant to which UK Merger acquires any portion of the issued and outstanding capital stock of Lucid; provided that the initial Lucid Acquisition Transaction must include the acquisition of more than 50.00% of the issued and outstanding capital stock of Lucid.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), or financial condition of the Parent and its Subsidiaries taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document to which it is a party.

“Maturity Date” means December 19, 2016 or, if such date is not a Business Day, the next preceding Business Day.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Unhedged Exposure” means, with respect to the Borrower and its Subsidiaries at any time, the sum (without duplication) of (a) the amount of net exposure then being experienced by the Borrower and its Subsidiaries with respect to Contracts for Difference less any such amounts that are at such time being directly hedged with offsetting spot trades or futures contracts on the underlying Contracts for Difference, so long as such spot trades or futures contracts are entered into in the ordinary course of business and consistent with past practice of the Borrower and its Subsidiaries plus (b) the amount of net exposure then being experienced by the Borrower and its Subsidiaries with respect to foreign currency holdings and purchases less any such amounts that are at such time being directly hedged with offsetting foreign currency swap contracts entered into in the ordinary course of business and consistent with past practice of the Borrower and its Subsidiaries plus (c) any other net exposure resulting from any instruments covered under Accounting Standard Codification 815, Derivatives and Hedging, as determined under GAAP and in accordance with Accounting Standard Codification 815-10-45.

“Net Unhedged Non-FX Exposure” means, with respect to the Borrower and its Subsidiaries at any time, the amount of Net Unhedged Exposure at such time other than Net Unhedged Exposure arising from Contracts for Difference or other net exposures related to foreign currency holdings and purchases.

“NFA” means the National Futures Association or any other regulatory body that succeeds to the functions of the National Futures Association.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Revolving Loan, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that “Obligations” shall exclude any Excluded Swap Obligations.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

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“Parent” means FXCM Inc., a Delaware corporation.

“Parent Warrants” means any call options relating to the Parent’s common stock (regardless of whether settled in the Parent’s common stock, cash (in an amount based on share value at the time of settlement, calculated in accordance with the applicable documents) or a combination thereof) sold by the Parent.

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Subsidiaries in the form of acquisitions of any Person or all or a substantial portion of the business or a line of business of any Person (whether by the acquisition of all or a substantial portion of the capital stock of such Person, all or a substantial portion of the assets of such Person, or any combination thereof) if each such acquisition meets all of the following requirements:

(a)          such acquisition is not a hostile acquisition;

(b)          the Person, business or assets to be acquired shall become (or become a part of) either a wholly-owned Subsidiary or a non-wholly-owned Subsidiary that is Controlled, directly or indirectly, by the Borrower, in either case in a line of business (or any related, ancillary or complementary business) permitted pursuant to Section 7.07 and, if applicable, shall become a Guarantor, have its Equity Interests pledged and/or pledge the Equity Interests of its Subsidiaries pursuant to Section 6.12 upon the consummation of such acquisition within the time frame provided therein;

(c)          if such transaction is a merger or consolidation involving (i) the Borrower, the surviving person shall be the Borrower, or (ii) a Guarantor, such Guarantor shall be the surviving Person or the surviving Person shall become a Guarantor and assume all obligations of the non-surviving Guarantor;

(d)          the Borrower shall have represented to the Administrative Agent and the Lenders that it is in compliance on a pro forma basis (as of the date of the acquisition and immediately after giving effect thereto and any Indebtedness incurred, assumed and/or repaid in connection therewith) with each financial covenant contained in Section 7.11 and, in the event that the aggregate consideration to be paid in connection with any such acquisition (whether in cash, Equity Interests or any other form of consideration) exceeds $25,000,000, the Borrower shall have delivered to the Administrative Agent (for further delivery to the Lenders) a certificate setting out the calculations of such pro forma basis in form and substance reasonably satisfactory to the Administrative Agent; and

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(e)          no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such acquisition and any Indebtedness incurred and assumed in connection therewith; provided that each Lucid Acquisition Transaction shall constitute a Permitted Acquisition, notwithstanding any such portion of the Lucid Acquisition being for less than all or substantially all of the capital stock of Lucid, so long as each condition set forth in subparagraphs (a) through (e) above is satisfied at the time of each such Lucid Acquisition Transaction (it being understood that the consideration threshold set forth in subparagraph (d) above shall be measured individually for each Lucid Acquisition Transaction at the time of its occurrence).

“Permitted Foreign Subsidiary” has the meaning specified in Section 6.12.

“Permitted Investors” means (a) those Persons set forth on Schedule 1.01(b), (b) with respect to each Person set forth on Schedule 1.01(b) that is not a natural Person, such Person’s successors arising solely as a result of the distribution of the assets of such Person to the holders of its Equity Interests in connection with a voluntary or involuntary dissolution of such Person and (c) with respect to each such Person set forth on Schedule 1.01(b) that is a natural person, his or her spouse and lineal descendants (whether natural or adopted) and any trust established for the benefit of any such individuals.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Subsidiary permitted to exist at such time pursuant to Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means that certain Pledge Agreement dated as of the Closing Date, executed by the Borrower, certain Subsidiaries of the Borrower identified on the signature pages thereto and each additional Person that becomes a Pledgor thereunder, in favor of the Administrative Agent, for the benefit of the Secured Parties, together with each other pledge agreement or pledge supplement or joinder thereto delivered pursuant to Section 6.12.

“Public Lender” has the meaning specified in Section 6.02.

“Register” has the meaning specified in Section 10.06(c).

“Regulated Subsidiary” means any Subsidiary to the extent that, and for so long as, it is registered as a FCM, RFED or other regulated entity pursuant to the Commodity Exchange Act (7 U.S.C. 1 et seq.) or the equivalent under any foreign securities Law. The Regulated Subsidiaries as of the Closing Date are identified on Schedule 1.01(a).

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release Date” has the meaning specified in Section 6.12(b).

“Release of Guarantors and Collateral” has the meaning specified in Section 6.12(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination Lenders having more than the Required Percentage of the sum of the (a) Total Outstandings plus (b) aggregate unused Revolving Commitments; provided that the Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of this definition, “Required Percentage” means (i) if on such date of determination the Revolving Commitment (or if at such time the Revolving Commitments have been terminated, the Revolving Outstandings) of any one Lender (aggregated for this purpose with the Revolving Commitments or the Revolving Outstandings, as applicable, of each Affiliate and Approved Fund of such Lender) is more than 25% of the Aggregate Revolving Commitments (or, if applicable, of the Total Outstandings), 66.666666667%, and (ii) otherwise, 50%.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party or any direct or indirect member thereof that governs the management of such Loan Party pursuant to the Organization Documents of such Loan Party; provided that solely for purposes of the delivery of certificates pursuant to Section 4.01(b), the Responsible Officers of a Loan Party shall include the secretary or any assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Commitment” means as to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the revolving credit facility established pursuant to Section 2.01.

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“Revolving Loan” has the meaning specified in Section 2.01.

“Revolving Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit B.

“Revolving Outstandings” means, as to any Lender on any date, the aggregate principal amount of its outstanding Revolving Loans on such date, after giving effect to any borrowings and prepayments or repayments of the Revolving Loans occurring on such date.

“RFED” means a Person that is registered as a “retail foreign exchange dealer” pursuant to the Commodity Exchange Act (7 U.S.C. 1 et seq.).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank; provided that for a Cash Management Agreement to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a written notice thereof to the Administrative Agent prior to such date of determination.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank; provided that for a Swap Contract to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a written notice thereof to the Administrative Agent prior to such date of determination.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that the term “Swap Contract” shall not include any Derivatives Linked to Parent Common Stock.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $15,000,000.

“Total Outstandings” means on any date the aggregate Revolving Outstandings.

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“Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Excess Net Capital” means, as of any date of measurement thereof with respect to any UK Regulated Entity, the excess of (a) the amount of “adjusted net capital” (or similar term, as defined under and calculated in accordance with the UK Net Capital Rules) actually maintained by such UK Regulated Entity on such date over (b) the amount of “adjusted net capital” required under each such UK Net Capital Rule to be maintained by such UK Regulated Entity on such date.

“UK Merger” means FXCM UK Merger Limited, a company incorporated in England and Wales.

“UK Net Capital Rules” means Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU), including any successor regulation relating to the adjusted net capital requirements of the UK Regulated Entities.

“UK Regulated Entities” means, individually or collectively as the context may indicate, each of Forex Capital Markets Limited, a Person organized under the laws of England and Wales, FXCM Securities Limited, a Person organized under the laws of England and Wales, and ODL Group Limited, a Person organized under the laws of England and Wales.

“UK Required Excess Net Capital Amount” means, as of any date of determination thereof with respect to any UK Regulated Entity, an amount equal to 25% of the amount of “adjusted net capital” (or similar term, as defined under and calculated in accordance with the UK Net Capital Rules) required under each such UK Net Capital Rule to be maintained by such UK Regulated Entity as of such date.

“United States” and “U.S.” mean the United States of America.

“US Excess Net Capital” means, as of any date of measurement thereof, the excess of (a) the amount of “adjusted net capital” (as defined under and calculated in accordance with each of the US Net Capital Rules) actually maintained by Forex Capital Markets on such date over (b) the amount of “adjusted net capital” required under each such US Net Capital Rule to be maintained by Forex Capital Markets on such date.

“US Net Capital Rules” means each of (a) Section 1.17 of the regulations promulgated under the Commodity Exchange Act (7 U.S.C. 1 et seq.), including any successor regulation under said Act relating to the adjusted net capital requirements of FCMs, (b) Section 11 of the National Futures Association Manual, including any successor rule under said Manual relating to the adjusted net capital requirements for “Forex Dealer Members” (as defined therein) and (c) Section 5.7 of the regulations promulgated under the Commodity Exchange Act (7 U.S.C. 1 et seq.), including any successor regulation under said Act relating to the adjusted net capital requirements of RFEDs or FCMs.

“US Required Excess Net Capital Amount” means, as of any date of determination thereof, an amount equal to 25% of the amount of “adjusted net capital” (as defined under and calculated in accordance with each of the US Net Capital Rules) required under each such US Net Capital Rule to be maintained by Forex Capital Markets as of such date.

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1.02       Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)          The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)          Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03       Accounting Terms.

(a)          Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements of the Parent, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, and Convertible Notes shall be treated as Indebtedness hereunder, after giving effect to the impact (if any), whether positive or negative, of any Derivative Linked to Parent Common Stock; provided that with respect to any Convertible Notes and the related Derivatives Linked to Parent Common Stock, the amount of such Indebtedness shall be computed in accordance with the proviso to the definition of “Consolidated Funded Indebtedness”.

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(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04          Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.
THE REVOLVING COMMITMENTS AND REVOLVING BORROWINGS

2.01          Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided that after giving effect to any Revolving Borrowing (i) the Total Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Outstandings of any Lender shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02          Borrowings, Conversions and Continuations of Revolving Loans.

(a)            Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Revolving Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Revolving Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Revolving Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Revolving Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Revolving Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which the existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Revolving Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

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(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Borrowing is the initial Revolving Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)            Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Revolving Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)            The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)            After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to the Revolving Credit Facility.

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2.03          Prepayments.

(a)            Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (x) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Revolving Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.12, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(b)            Mandatory Prepayments. If for any reason the Total Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay the Revolving Loans in an aggregate amount equal to such excess.

2.04          Optional Termination or Reduction of Revolving Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (c) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Revolving Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

2.05          Repayment of Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

2.06          Interest.

(a)            Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate, and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)            (i)          While any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations (including past due interest) hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)           Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Revolving Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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2.07          Fees.

(a)            Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (each such fee, a “Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the Total Outstandings, subject to adjustment as provided in Section 2.12. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)            Other Fees. The Borrower shall pay to (i) the Arranger and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter and (ii) the Lenders any fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.08          Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)            All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made, and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid; provided that any Revolving Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)            If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.06(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Revolving Commitments and the repayment of all other Obligations hereunder.

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2.09          Evidence of Debt. The Revolving Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Revolving Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note, which shall evidence such Lender’s Revolving Loans in addition to such accounts or records. Each Lender may attach schedules to its Revolving Note and endorse thereon the date, Type (if applicable), amount and maturity of its Revolving Loans and payments with respect thereto.

2.10          Payments Generally; Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)            (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of Eurodollar Rate Loans (or, in the case of any Revolving Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii)          Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Revolving Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Revolving Borrowings set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or to make its payment under Section 10.04(c).

(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Loan in any particular place or manner.

2.11          Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Revolving Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them; provided that:

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(i)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)          the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.12        Defaulting Lenders.

(a)          Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii)          Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)          Certain Fees. That Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.07(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)          Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.13        Increase in Revolving Commitments.

(a)          Request for Increase. Subject to the terms and conditions set forth in this Section, the Borrower may request from time to time in writing to the Administrative Agent one or more increases in the Aggregate Revolving Commitments; provided that (i) no Default or Event of Default shall exist or be continuing either immediately prior to or immediately after giving effect to such increase (ii) any such request for an increase shall be in a minimum amount of $5,000,000 (or a lesser amount in the event such lesser amount represents all remaining availability under this Section) and (iii) after giving effect to any such increase, the Aggregate Revolving Commitments at such time shall not exceed $250,000,000.

(b)          Lender Elections to Increase. Upon receipt of a written request from the Borrower for an increase in the Aggregate Revolving Commitments, the Administrative Agent shall then promptly notify the Lenders of such request. The Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall then notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment. No Lender shall have any obligation to agree to increase its Revolving Commitment pursuant to this Section, and no consent of any Lender, other than Lenders agreeing to provide any portion of such increase, shall be required.

(c)          Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders hereunder pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

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(d)          Effective Date and Allocations. If the Aggregate Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)          Conditions to Effectiveness of Increase. As a condition precedent to each such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching resolutions duly adopted by the board of directors or board of managers (or appropriate governing body) of such Loan Party authorizing such increase, (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and in the other Loan Documents to which it is a party are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in Sections 5.05(a), (b), (c) and (d) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d), respectively, and (B) no Default has occurred and will be continuing either immediately prior to or immediately after giving effect to such increase and (iii) if requested by any Lender providing any portion of such increase (including any Eligible Assignee becoming a Lender in connection therewith), such opinion letters (or letters of reliance on previously issued opinion letters) of counsel to the Borrower and the Guarantors and such certificates and documents of the nature of those described in Section 4.01(b) and/or Section 4.01(i) as such Lender may reasonably request in connection with its provision of such amount. The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Revolving Commitments under this Section.

(f)          Conflicting Provisions. This Section shall supersede any provisions in Section 2.10 or 10.01 to the contrary.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)          Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)          If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)          Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)          Tax Indemnifications.

(i)          Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)          Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)          Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

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(e)          Status of Lenders; Tax Documentation.

(i)          Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)          Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A)          any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)          each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

a)          executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

b)          executed originals of Internal Revenue Service Form W-8ECI,

c)          executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

d)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN,

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e)          executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)          Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)          Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

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3.02          Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Revolving Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), at its option, prepay or, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03          Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Revolving Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

3.04        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

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(ii)          subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Revolving Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Revolving Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)          Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, or the Revolving Commitments of such Lender or the Revolving Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts, and calculations thereof, necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)          Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Revolving Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Revolving Loan; provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

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3.05        Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)          any continuation, conversion, payment or prepayment of any Revolving Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Revolving Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)          any failure by the Borrower (for a reason other than the failure of such Lender to make a Revolving Loan) to prepay, borrow, continue or convert any Revolving Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)          any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Revolving Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06        Mitigation Obligations; Replacement of Lenders.

(a)          Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

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3.07        Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO REVOLVING BORROWINGS

4.01        Conditions of Initial Revolving Borrowing. This Agreement shall become effective upon, and the obligation of each Lender to make its initial Revolving Loan hereunder is subject to, satisfaction of the following conditions precedent:

(a)          Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement, the Guaranty, the Pledge Agreement, Revolving Notes in favor of each Lender requesting a Revolving Note and any other applicable Loan Documents, each of which shall be (i) originals or telecopies (followed promptly by originals) unless otherwise specified, (ii) properly executed by a Responsible Officer of the signing Loan Party, dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date reasonably satisfactory to the Administrative Agent) and (iii) in form and substance satisfactory to the Administrative Agent, the Arranger and each of the Lenders;

(b)          Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of certificates from a Responsible Officer of each Loan Party (each of which shall be originals or telecopies (followed promptly by originals), in form and substance satisfactory to the Administrative Agent) certifying (i) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (ii) that attached thereto are true, correct and complete copies of (A) the Organization Documents of such Loan Party (including all amendments thereto), which in the case of the certificate or articles of incorporation or organization (as the case may be) shall be certified as of a recent date by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation, (B) resolutions duly adopted by the board of directors or board of managers (or appropriate governing body) of such Loan Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or is to be a party and (C) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in such Loan Party’s jurisdiction of incorporation or formation, certified as of a recent date by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation;

(c)          Officer’s Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of each Loan Party, in form and substance satisfactory to the Administrative Agent and each of the Lenders (i) either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party and certifying that such consents, licenses and approvals are in full force and effect, or (B) certifying that no such consents, licenses or approvals are so required, and (ii) certifying that (A) the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) there has been no event or circumstance since December 31, 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(d)          Legal Opinions. Receipt by the Administrative Agent of favorable opinions of counsel to the Loan Parties (which shall provide for all assignees of the Administrative Agent and each Lender to rely on such opinion after the Closing Date), addressed to and in form and substance satisfactory to the Administrative Agent and each of the Lenders, as to the authority, legality, validity, binding effect, enforceability of the Loan Documents and any other certain matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

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(e)          Collateral. The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to it:

(i)          Lien Searches. The results of searches for Liens against the Loan Parties under the UCC as in effect in each jurisdiction in which filings or recordations under the UCC would need to be made to evidence or perfect security interests in the Collateral, indicating among other things that the Collateral is free and clear of any Lien (except for Liens permitted under the Loan Documents);

(ii)          Filings and Recordings. All financing statements, in proper form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement, covering the Collateral described in the Pledge Agreement and other filings and recordations that are necessary to perfect the security interests of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral together with evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations, such security interests constitute valid and perfected first priority Liens thereon (subject only to Permitted Liens);

(iii)         Pledged Collateral. Each original stock certificate or other original certificate evidencing the Equity Interests pledged pursuant to the Collateral Documents, together with original, undated stock powers for such certificates duly executed in blank by the registered owner thereof; and

(iv)         Other Actions. Evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Pledge Agreement have been taken, including the payment of all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents;

(f)           Insurance. The Administrative Agent shall have received (in form and substance reasonably satisfactory to it) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(g)          Financial Matters. The Administrative Agent shall have received:

(i)           Financial Statements. (A) The Audited Financial Statements of the Parent, (B) the Interim Financial Statements of the Parent and (C) the Interim Financial Statements of the Borrower;

(ii)          Business Plan. Forecasts prepared by management of the Borrower of such elements of the statements of income or operations of the Borrower and its Subsidiaries on an annual basis for each year during the term of this Agreement as are reasonably acceptable to the Administrative Agent; and

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(iii)          Pro Forma Compliance Certificate. A duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) demonstrating compliance as of the fiscal quarter ended September 30, 2011 with the financial covenants in Section 7.11 after giving pro forma effect to the incurrence of any Indebtedness (including any Revolving Loans made to the Borrower) as of the Closing Date (with such reasonable detail and calculations as the Administrative Agent may request; notwithstanding anything to the contrary contained herein, it being understood and agreed that, solely for purposes of this pro forma Compliance Certificate, the determination of (x) Consolidated EBITDA shall be deemed to be the amount of Consolidated EBITDA for the three consecutive fiscal quarters ended September 30, 2011 times 4/3 and (y) Consolidated Interest Charges shall be deemed to be the amount of Consolidated Interest Charges for the three consecutive fiscal quarters ended September 30, 2011 times 4/3);

(h)          Fees and Expenses. The Borrower shall have paid:

(i)          to the Lenders all fees required to be paid to them on or before the Closing Date; and

(ii)          to the Administrative Agent and the Arranger all fees required to be paid to them on or before the Closing Date, including all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings; provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent;

(i)          Patriot Act. All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that has been reasonably requested by any Lender not less than five Business Days prior to the Closing Date; and

(j)          Other Documents. Copies of all other documents, opinions, certificates and instruments in connection with the transactions contemplated by this Agreement, all of which shall be in form and substance satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02        Conditions to all Revolving Borrowings. The obligation of each Lender to honor any Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)          The representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Revolving Borrowing with the same effect as if made on and as of such date (except that (i) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date, and (ii) for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a), (b), (c) and (d) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d), respectively).

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(b)          No Default shall exist, or would result from such proposed Revolving Borrowing or from the application of the proceeds thereof.

(c)          The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

Each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Revolving Borrowing.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01          Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing (or the equivalent) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing (or the equivalent) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02          Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03          Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) other than the UCC financing statements required pursuant to Section 4.01(e)(ii).

5.04          Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

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5.05        Financial Statements; No Material Adverse Effect.

(a)          The Audited Financial Statements of the Parent (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)          The Interim Financial Statements of the Parent (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c)          The Audited Financial Statements of the Borrower (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(d)          The Interim Financial Statements of the Borrower (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(e)          Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(f)           The forecasted statements of income or operations of the Parent and its Subsidiaries delivered pursuant to Section 4.01(g) or Section 6.01(e), as applicable, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.

5.06        Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07        No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

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5.08        Ownership of Property; Liens. Each of the Borrower and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

5.09        Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates and in accordance with any applicable requirements of the Collateral Documents.

5.10        Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.11        ERISA Compliance.

(a)          Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)          There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)          (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

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(d)          Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.11 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

5.12        Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.12 (including the legal name, jurisdiction of incorporation or formation, as applicable, principal place of business and U.S. taxpayer identification number of each Loan Party), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Persons and in the amounts specified on Schedule 5.12 free and clear of all Liens other than Permitted Liens. As of the Closing Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed (including the percentage ownership interest of any such equity investment in such corporation or entity) in Schedule 7.02. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and nonassessable and, as of the Closing Date, are owned by the Parent and the Permitted Investors free and clear of all Liens other than Permitted Liens.

5.13        Federal Regulations; Investment Company Act.

(a)          The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Revolving Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b)          Each Regulated Subsidiary (i) is a member in good standing of the NFA and/or the equivalent foreign self-regulatory body, (ii) if a Domestic Subsidiary, is duly registered as an FCM or RFED with the CFTC, and in each state where the conduct of its business requires such registration and (ii) if a Foreign Subsidiary, is duly registered as the equivalent of an FCM or RFED with the equivalent foreign regulatory body, in each case where the conduct of its business requires such registration.

(c)          None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14        Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Any and all information and materials filed by the Parent with the SEC and deemed delivered pursuant to the penultimate paragraph of Section 6.02 shall be deemed to be disclosed to the Administrative Agent and the Lenders. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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5.15        Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws (including the United States Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.)) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16        Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.17        Collateral Documents. The provisions of the Collateral Documents are effective to create a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein in favor of the Administrative Agent for the benefit of the Secured Parties. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, any Revolving Loan or other Obligation (other than contingent indemnification obligations not then due) hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01        Financial Statements. Deliver to the Administrative Agent (for delivery to each Lender), in form and detail satisfactory to the Administrative Agent:

(a)          as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal year ending December 31, 2011, a consolidated statement of financial condition of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and comprehensive income, stockholders’/members’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

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(b)          as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), commencing with the fiscal quarter ending September 30, 2011, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of the Parent’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)          as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2012, a consolidated statement of financial condition of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations and comprehensive income, stockholders’/members’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(d)          as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2011, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(e)          as soon as available, but in any event within 90 days after the end of the prior fiscal year of the Borrower, an annual forecast prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of certain elements of the statements of income or operations of the Parent and its Subsidiaries substantially similar in form to the forecasts provided under Section 4.01(g)(ii).

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02        Certificates; Other Information. Deliver to the Administrative Agent (for delivery to each Lender), in form and detail satisfactory to the Administrative Agent:

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(a)          (x) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (d) (commencing with the delivery of the financial statements for the fiscal year ending December 31, 2011) and Section 6.01(c) (commencing with the delivery of the financial statements for the fiscal year ending December 31, 2012), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), (ii) a copy of the Form 1-FR-FCM (or any successor form serving the same or substantially similar function), duly completed by FXCM Capital Markets, required to have been filed with the CFTC for the fiscal period covered by such financial statements (without giving effect to any extension permitted by the CFTC) and (iii) a copy of the Form FSA003-Capital Adequacy (or any successor form serving the same or substantially similar function), duly completed by each UK Regulated Entity, required to have been filed with the FSA for the fiscal period covered by such financial statements (without giving effect to any extension permitted by the FSA), it being understood that such form is only required to be delivered with respect to ODL Group Limited when and to the extent required by applicable regulations and (y) as soon as available, but in any event within five Business Days after the date required to be delivered to or filed with the CFTC or FSA, as applicable, copies (certified as being true and complete by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, which may be by electronic communication, including fax or email, unless the Administrative Agent requests otherwise, at the time of and in connection with delivery of such copies) of (i) any Form 1-FR-FCM (or any successor form serving the same or substantially similar function), duly completed by FXCM Capital Markets, filed with the CFTC and (ii) any Form FSA003-Capital Adequacy (or any successor form serving the same or substantially similar function), duly completed by each applicable UK Regulated Entity, filed with the FSA, it being understood that such form is only required to be delivered with respect to ODL Group Limited when and to the extent required by applicable regulations;

(b)          promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any of its Subsidiaries, or any audit of any of them;

(c)          promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)          promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)          promptly, and in any event within five Business Days after receipt thereof by the Parent, any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC, CTFC or NFA (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent, any Loan Party or any Subsidiary thereof; and

(f)           promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

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Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders information provided by or on behalf of the Borrower hereunder (the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03        Notices. Promptly notify the Administrative Agent and each Lender:

(a)          of the occurrence of any Default;

(b)          of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws (iv) any Change in Law (including, without limitation, any change in or implementation or imposition of any regulation applicable to the business of the Borrower or any of its Subsidiaries) or (v) any breach, non-performance or other default by either the Parent or the Borrower under any Convertible Note Document or any Convertible Mirror Note Document; and

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(c)          of the occurrence of any ERISA Event.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04        Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or any Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon any of its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate safeguards (including reserves being maintained in accordance with GAAP) have been put in place to ensure the satisfaction of any such Lien upon an adverse determination in such proceedings; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05        Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing (or the equivalent) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07        Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08        Compliance with Laws.

(a)          Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and

(b)          Cause each Regulated Subsidiary to comply in all material respects with all rules and regulations of the SEC, the CFTC, the NFA and any equivalent or applicable U.S. or foreign regulatory body, in each case, applicable to it (including such rules and regulations dealing with net capital requirements).

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6.09        Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10        Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower and without undue interruption to the Borrower’s business operations; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11        Use of Proceeds. Use the proceeds of the Revolving Loans for working capital and other general corporate purposes (including capital management activities and Permitted Acquisitions) not in contravention of any Law or of any Loan Document.

6.12        Covenant to Guarantee and Give Security; Release of Guarantors and Collateral.

(a)          Subject to the proviso set forth below, promptly after (x) any Person becomes a direct or indirect Subsidiary of the Borrower (whether by formation, acquisition or otherwise), (y) any Subsidiary that was a Regulated Subsidiary ceases to constitute a Regulated Subsidiary (whether as a result of a change in applicable Law or otherwise), or (z) the Borrower has knowledge that the entering into of the Guaranty by any Foreign Subsidiary or any Foreign-Controlled Domestic Subsidiary would no longer have adverse tax consequences for the Borrower or any other Loan Party or result in a violation of applicable Laws (any such Foreign Subsidiary or Foreign-Controlled Domestic Subsidiary, a “Permitted Foreign Subsidiary”), then in any such case notify the Administrative Agent thereof in writing (including the legal name and jurisdiction of formation of such Subsidiary) and, unless a Release of Guarantors and Collateral as described in clause (b) below has previously occurred, in each case within 30 days thereafter (unless extended by the Administrative Agent in its reasonable discretion) and at the Borrower’s sole cost and expense:

(i)          to the extent such Subsidiary is a wholly-owned Domestic Subsidiary and is not a Regulated Subsidiary or a Foreign-Controlled Domestic Subsidiary, cause such Domestic Subsidiary and each direct parent of such Domestic Subsidiary (if it has not already done so) (A) to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty, a guaranty supplement, joinder or such other document as the Administrative Agent shall deem appropriate for such purpose (in form and substance satisfactory to the Administrative Agent); (B) to duly execute and deliver to the Administrative Agent a counterpart, supplement or joinder to the Pledge Agreement and such other Collateral Documents as the Administrative Agent shall deem appropriate for such purpose (in form and substance satisfactory to the Administrative Agent); (C) to deliver to the Administrative Agent those items and instruments of the type specified in Section 4.01(e) (including original certificates evidencing Equity Interests, transfer powers, UCC filings and entries on the books of such Domestic Subsidiary and/or each Person pledged by such Domestic Subsidiary), securing payment of all Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents; and (D) to the extent not previously delivered, to deliver documents of the types referred to in Section 4.01(b) to the Administrative Agent;

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(ii)          without duplication of clause (a)(i) above, to the extent such Subsidiary is a First-Tier Foreign Subsidiary or a Domestic Subsidiary (other than a Foreign-Controlled Domestic Subsidiary) that is a Regulated Subsidiary, cause each direct parent of such Subsidiary (if it has not already done so) (A) to become a party to the Pledge Agreement (or reflect the pledge of such Subsidiary under the Pledge Agreement) by executing and delivering to the Administrative Agent a counterpart, supplement or joinder to the Pledge Agreement and such other Collateral Documents as the Administrative Agent shall deem appropriate for such purpose (in form and substance satisfactory to the Administrative Agent); (B) to deliver to the Administrative Agent those items and instruments of the type specified in Section 4.01(e) (including original certificates evidencing Equity Interests, transfer powers, UCC filings and entries on the books of such Subsidiary), securing payment of all Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and (C) to the extent not previously delivered, deliver documents of the types referred to in Section 4.01(b) to the Administrative Agent;

(iii)          to the extent such Subsidiary is a Permitted Foreign Subsidiary and is not a Regulated Subsidiary, cause such Permitted Foreign Subsidiary (A) to become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty, a guaranty supplement, joinder or such other document as the Administrative Agent shall deem appropriate for such purpose (in form and substance satisfactory to the Administrative Agent); (B) to duly execute and deliver to the Administrative Agent a counterpart, supplement or joinder to the Pledge Agreement and such other Collateral Documents as the Administrative Agent shall deem appropriate for such purpose (in form and substance satisfactory to the Administrative Agent); (C) to deliver to the Administrative Agent those items and instruments of the type specified in Section 4.01(e) (including original certificates evidencing Equity Interests, transfer powers, UCC filings or similar filings, and entries on the books of the issuer or Guarantor), securing payment of all Obligations of such Permitted Foreign Subsidiary under the Loan Documents; and (D) to the extent not previously delivered, to deliver documents of the types referred to in Section 4.01(b) to the Administrative Agent; and

(iv)          upon the request of the Administrative Agent (in its sole discretion), deliver to the Administrative Agent a signed copy of a favorable opinion of counsel for the relevant Loan Parties, which shall be addressed to the Administrative Agent and the Lenders and be reasonably acceptable to the Administrative Agent as to the matters contained in clauses (a)(i), (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request;

provided that (x) the provisions of this Section 6.12(a) shall not apply if the Borrower and the Administrative Agent reasonably determine that the taking of the actions hereunder, in the case of a Foreign Subsidiary or a Foreign-Controlled Domestic Subsidiary, would have adverse tax consequences for the Borrower or any other Loan Party or would result in a violation of applicable Laws, and (y) no Loan Party shall be required to pledge any Equity Interests in a Subsidiary (1) to the extent such Subsidiary to be pledged is a Regulated Subsidiary and such a pledge is prohibited by applicable Law, (2) to the extent such Subsidiary to be pledged is not a wholly-owned Subsidiary and the Organization Documents or any applicable shareholder or similar agreement either prohibits the pledge of the Subsidiary to be pledged or requires the consent of any Person (other than the Parent or any of its Affiliates) as a condition to the pledge of Equity Interests in the Subsidiary to be pledged and, after using commercially reasonable efforts (in the determination of the Administrative Agent), such Subsidiary is unable to obtain such consent (unless such prohibitions or restrictions are overridden by applicable provisions of the UCC) or (3) if, in the judgment of the Administrative Agent after request by the Borrower, the value of a pledge of the Equity Interests in such Subsidiary would be exceeded by the cost of obtaining such pledge.

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(b)          Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, the guaranties of the Obligations by the Guarantors and the Liens on and security interests in all Collateral granted by each of the Loan Parties to the Administrative Agent, for the benefit of the Secured Parties, in respect of the Obligations shall be released and terminated (the “Release of Guarantors and Collateral”) upon the delivery of a written request by the Borrower to the Administrative Agent, certifying in a manner reasonably satisfactory to the Administrative Agent that each of the conditions set forth below has been satisfied, and the Administrative Agent’s confirmation that it does not object to or dispute any of the facts or conclusions set forth therein (the date of such confirmation, the “Release Date”):

(i)          the Borrower’s Debt Ratings as of the Release Date shall include at least two of the following: (A) Baa3 or better (with a stable or better outlook) by Moody’s, (B) BBB- or better (with a stable or better outlook) by S&P and (C) BBB- or better (with a stable or better outlook) by Fitch;

(ii)          no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to the Release of Guarantors and Collateral as of the Release Date;

(iii)          as of the Release Date, all Indebtedness owing by the Guarantors being released shall be permitted under Section 7.03 as if such Indebtedness were incurred by a non-Guarantor Subsidiary on the Release Date; and

(iv)          on or prior to the Release Date, the Parent or the Borrower shall have consummated a Capital Markets Financing Transaction.

In connection with the foregoing, the Administrative Agent shall, at the Borrower’s sole expense and at the Borrower’s request, promptly execute and file in the appropriate location and deliver to the Borrower such termination and release statements or confirmation thereof, as applicable, return all original possessory collateral held by the Administrative Agent, for the benefit of the Secured Parties, and do such other things as are reasonably necessary to release the Liens to be released pursuant hereto promptly upon the effectiveness of any such release, and each of the Lenders hereby authorizes the Administrative Agent to take such actions upon the occurrence of the Release Date.

(c)          Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if the Borrower delivers a written notice to the Administrative Agent certifying in a manner reasonably satisfactory to the Administrative Agent that (i) a Guarantor has become a Regulated Subsidiary that is prohibited from being a Guarantor, and (ii) no Default or Event of Default shall have then occurred and be continuing, and the Administrative Agent confirms that it does not object to or dispute any of the facts or conclusions set forth therein, then such Guarantor shall be released from the Guaranty and (if applicable and required by applicable Law) from the Pledge Agreement, and the Administrative Agent shall, at the Borrower’s request and at the Borrower’s sole expense, promptly execute and file in the appropriate location and deliver to the Borrower such termination and release statements or confirmation thereof, as applicable, return all original possessory collateral held by the Administrative Agent for the benefit of the Secured Parties (if applicable and required), and do such other things as are reasonably necessary to release such Regulated Subsidiary as a Guarantor and (if applicable and required) as a pledgor under the Pledge Agreement, and to release the Liens to be released pursuant hereto promptly upon the effectiveness of any such release, and each of the Lenders hereby authorizes the Administrative Agent to take such actions upon the satisfaction of the provisions of this Section 6.12(c).

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(d)          Notwithstanding anything to the contrary contained in this Agreement, any Loan Document or any other document executed in connection herewith, if the Borrower delivers a written notice to the Administrative Agent certifying in a manner reasonably satisfactory to the Administrative Agent that (i) a Foreign Subsidiary or a Foreign-Controlled Domestic Subsidiary that is a Guarantor can no longer continue to be a Guarantor without resulting in adverse tax consequences for the Borrower or any other Loan Party or in a violation of applicable Laws, and (ii) no Default or Event of Default shall have then occurred and be continuing, and the Administrative Agent confirms that it does not object to or dispute any of the facts or conclusions set forth therein, then such Guarantor shall be released from the Guaranty and (if applicable and required by applicable Law) from the Pledge Agreement or similar Collateral Document to which it is a party, and the Administrative Agent shall, at the Borrower’s request and at the Borrower’s sole expense, promptly execute and file in the appropriate location and deliver to the Borrower such termination and release statements or confirmation thereof, as applicable, return all original possessory collateral held by the Administrative Agent for the benefit of the Secured Parties (if applicable and required), and do such other things as are reasonably necessary to release such Foreign Subsidiary or Foreign-Controlled Domestic Subsidiary as a Guarantor and (if applicable and required) as a pledgor under the Pledge Agreement or any other Collateral Document, and to release the Liens to be released pursuant hereto promptly upon the effectiveness of any such release, and each of the Lenders hereby authorizes the Administrative Agent to take such actions upon the satisfaction of the provisions of this Section 6.12(d).

6.13         Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents and (ii) unless the Release Date has occurred, (A) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.14         Consolidated Net Losses. In the event the Borrower and its Subsidiaries, on a consolidated basis, incur or suffer any net loss (including unrealized losses) either (x) on any single Business Day in an aggregate amount in excess of $5,000,000, or (y) during any period of three consecutive Business Days in an aggregate amount in excess of $10,000,000, then in either such case (and each time either such case occurs) (a) within two Business Days of the incurrence of any such loss, notify the Administrative Agent and each Lender thereof, and (b) within three Business Days of the incurrence of any such loss, directly hedge any position, contract, or activity of the Borrower or any of its Subsidiaries that gave rise to such loss with one or more offsetting Swap Contracts permitted under Article VII in the ordinary course of business and consistent with past practice of the Borrower and its Subsidiaries.

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ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Revolving Commitment hereunder, any Revolving Loan or other Obligation (other than contingent indemnification obligations not then due) hereunder shall remain unpaid or unsatisfied:

7.01        Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)          Liens pursuant to any Loan Document;

(b)          Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the nature of the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c)          Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)          pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)          deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)          easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)          Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

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(i)          Liens securing Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided that (i) the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(j)          Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or a Subsidiary or becomes a Subsidiary in a transaction permitted hereunder; provided that (i) such Liens were not created in contemplation of such merger, consolidation or Investment, (ii) such Liens do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary, and (iii) if the applicable Indebtedness secured by such Lien is Indebtedness of a non-Guarantor Subsidiary, such Indebtedness is permitted under Section 7.03(f);

provided that unless a Release Date has occurred, in no event shall any Liens attach to any assets that constitute, or are required to constitute, Collateral at such time, whether pursuant to the Pledge Agreement, Section 6.12 or otherwise.

7.02        Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Investments, except:

(a)          Investments in Subsidiaries and other Investments held by the Borrower and its Subsidiaries, in each case either (i) existing as of the Closing Date and set forth on Schedule 7.02 or (ii) made after the Closing Date but prior to the Fifth Amendment Effective Date and set forth on Schedule 7.02;

(b)          Investments held by the Borrower or any Subsidiary in the form of Cash Equivalents;

(c)          advances to officers, directors and employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)          Investments of (i) the Borrower in any wholly-owned Subsidiary, (ii) any wholly-owned Subsidiary in the Borrower or in a wholly-owned Subsidiary and (iii) any non-wholly-owned Subsidiary in the Borrower or in another Subsidiary;

(e)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)          Guarantees and Swap Contracts permitted by Section 7.03;

(g)          Permitted Acquisitions;

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(h)          other Investments (including Investments in non-wholly-owned Subsidiaries by the Borrower or any wholly-owned Subsidiary) made on or after the Fifth Amendment Effective Date in an aggregate amount outstanding at any time not to exceed $25,000,000 plus the amount thereof made with consideration constituting common stock or other common Equity Interests of the Parent; provided that if the Consolidated Leverage Ratio (determined at the time such Investment is made based on the financial information received for the fiscal quarter most recently ended prior to such time for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or 6.01(b), as applicable, and after giving pro forma effect to such Investment, any adjustments to Consolidated EBITDA in connection therewith and any Indebtedness incurred in connection therewith) is less than 1.50 to 1.00, such Investment shall be permitted without constituting usage of the $25,000,000 amount provided in this Section 7.02(h), it being understood (for the avoidance of doubt) that any Investment permitted to be made pursuant to this proviso based on the pro forma Consolidated Leverage Ratio determined at the time of such Investment being less than 1.50 to 1.00 shall not constitute a violation of this Section 7.02(h), or usage of the $25,000,000 basket contained herein, solely due to a change in the Consolidated Leverage Ratio after the date such Investment is made; and

(i)          the Borrower may enter into Derivatives Linked to Parent Common Stock in connection with its issuance of Convertible Mirror Notes to the Parent so long as the Parent is substantially simultaneously issuing related Convertible Notes and entering into related Derivatives Linked to Parent Common Stock.

7.03        Indebtedness. The Borrower shall not permit any of its Subsidiaries that are not Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness under the Loan Documents;

(b)          Indebtedness outstanding on the Closing Date and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder; and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)          Guarantees in respect of Indebtedness otherwise permitted hereunder;

(d)          obligations (contingent or otherwise) of any non-Guarantor Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of either (A) executing the agency trading operations of the Borrower and its Subsidiaries through “clearing agreements” or similar contracts, or (B) directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and in either case not for purposes of speculation or taking a “market view”; and (ii) in any such case, such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

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(e)          Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i);

(f)          Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 7.02, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) after giving effect to such Indebtedness, the Borrower is in pro forma compliance with the Consolidated Leverage Ratio under Section 7.11(b); and

(g)          Indebtedness constituting an Investment permitted under Section 7.02.

7.04        Fundamental Changes. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)          each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, in connection with an Investment permitted hereunder so long as (i) in the case of any such transaction to which the Borrower is a party, the Borrower is the surviving Person, (ii) in the case of any such transaction to which Forex Capital Markets is a party, Forex Capital Markets is the surviving Person, (iii) in the case of any such transaction to which any UK Regulated Entity is a party, such UK Regulated Entity is the surviving Person (provided that the UK Regulated Entities may merge or consolidate with one another, so long as one such UK Regulated Entity is the surviving Person), and (iv) in the case of any such transaction to which any Loan Party (other than the Borrower, Forex Capital Markets or any UK Regulated Entity) is a party, such Loan Party shall be the continuing or surviving Person;

(b)          any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in any such Disposition is a Guarantor, then the transferee must either be the Borrower or a Guarantor (or become a Guarantor upon consummation of such transfer);

(c)          any Subsidiary may be dissolved so long as, at such time, such Subsidiary has no assets or operations; and

(d)          Online Courses, LLC, a Delaware limited liability company and a partially-owned Subsidiary of the Borrower as of the Closing Date, may be dissolved or liquidated, and the assets and proceeds distributed to the owners of the Equity Interests therein as agreed among them, so long as the aggregate amount of such assets and proceeds does not exceed $1,000,000.

7.05        Dispositions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, make any Disposition or enter into any agreement to make any Disposition, except:

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(a)          Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)          Dispositions of inventory in the ordinary course of business;

(c)          Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)          Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor (or become a Guarantor upon consummation of such transfer);

(e)          Dispositions permitted by Section 7.04;

(f)          Dispositions of Equity Interests of any Subsidiary if, at the time of such Disposition, such Subsidiary has no assets or operations;

(g)          Dispositions by the Borrower or any Subsidiary not otherwise permitted under this Section 7.05 so long as at the time of such Disposition, no Default shall exist or would result therefrom, and either (i) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year of the Borrower shall not exceed $2,000,000; and

(h)          Dispositions by the Borrower or any Subsidiary not otherwise permitted under this Section 7.05 so long as (i) at the time of such Disposition, no Default shall exist or would result therefrom, and (ii) such Disposition, when combined with all other property Disposed of in reliance on this clause (h) after the Fourth Amendment Effective Date, does not represent or constitute assets or entities (or portions thereof) that contributed revenues or Consolidated EBITDA (such contribution as reasonably determined by management of the Borrower) of more than 25% of the consolidated revenue or more than 25% of the Consolidated EBITDA, in each case of the Parent and its Subsidiaries, for the four-quarter period most recently ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b);

provided that any Disposition pursuant to clauses (a) through (h) shall be for fair market value.

7.06        Restricted Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom (such absence of a Default being applicable only to (a) through (d) below):

(a)          each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)          the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

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(c)          the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)          so long as the Borrower is a limited liability company or other pass-through entity for tax purposes, the Borrower may declare and make Restricted Payments to the Parent and the other holders of Equity Interests in the Borrower in an amount consistent with past practice and not to exceed the tax distribution amounts required to be made pursuant to Section 4.4 of the Third Amended and Restated Limited Liability Company Agreement of the Borrower as in effect on the Closing Date without giving effect to any amendments thereto after the Closing Date;

(e)          the Borrower may perform its obligations (including making cash payments and/or deliveries of the Parent’s common stock) under Derivatives Linked to Parent Common Stock, so long as the Parent is substantially simultaneously performing substantially the same obligations (but without regard to whether in cash or pursuant to the delivery of its common stock) under the related Derivatives Linked to Parent Common Stock; and

(f)          the Borrower may purchase any Convertible Mirror Notes Hedges and make cash payments and/or deliveries of the Parent’s common stock upon conversion of Convertible Mirror Notes pursuant to the terms of the Convertible Mirror Notes Documents, so long as the Parent is substantially simultaneously making cash payments and/or deliveries of its common stock under the related Convertible Notes pursuant to the terms of the Convertible Notes Documents;

provided that the foregoing shall not limit the making of any Restricted Payment if, at the time of making of such Restricted Payment, and after giving pro forma effect thereto (including to any Indebtedness incurred in connection therewith), no Default has occurred and is continuing, or would result therefrom, and the Consolidated Leverage Ratio is less than 1.50 to 1.00.

7.07        Change in Nature of Business. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted or as expressly contemplated (pursuant to disclosure in the Parent’s 2012 10-K filed with the SEC) by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto, but in any event not to include the engagement in any proprietary trading or other non-agency trading activities other than as permitted per Section 7.11(d).

7.08        Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction (a) shall not apply to transactions between or among the Borrower and any Guarantor or between and among any Guarantors and (b) shall apply to transactions between the Borrower and the Parent in connection with Convertible Mirror Notes and related Derivatives Linked to Parent Common Stock and all other transactions related to the issuance of Convertible Notes by the Parent.

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7.09        Burdensome Agreements. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, except for any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10        Use of Proceeds. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Revolving Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11        Financial Covenants. The Borrower shall not:

(a)          Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter of the Borrower to be less than 4.00 to 1.00.

(b)          Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 2.00 to 1.00.

(c)          Excess Net Capital. Permit:

(i)          US Excess Net Capital as of the last day of any fiscal quarter of Forex Capital Markets to be less than the US Required Excess Net Capital Amount as of such date; or

(ii)         UK Excess Net Capital as of the last day of any fiscal quarter of any UK Regulated Entity to be less than the UK Required Excess Net Capital Amount with respect to such UK Regulated Entity as of such date.

(d)          Net Unhedged Non-FX Exposure; Net Unhedged Exposure. Permit (i) the aggregate amount of Net Unhedged Non-FX Exposure at any time to exceed 10% of total assets of the Borrower and its Subsidiaries at such time or (ii) the aggregate amount of Net Unhedged Exposure at any time to exceed 20% of total assets of the Borrower and its Subsidiaries at such time; provided that if the Borrower notifies the Administrative Agent (which notice may be exercised only once during the term of this Agreement) that it, or any of its Subsidiaries, is consummating a Permitted Acquisition of a Person or Persons with material unhedged exposures to foreign currency holdings and purchases and/or Contracts for Difference, then Section 7.11(d)(ii) shall be modified to provide that Net Unhedged Exposure shall not exceed (A) 30% of total assets of the Borrower and its Subsidiaries at any time during the period commencing on the date of consummation of such Permitted Acquisition (or the earliest date of consummation in the case of multiple related Permitted Acquisitions closing substantially simultaneously) and ending on the date six months thereafter, (B) 25% of total assets of the Borrower and its Subsidiaries at any time during the period commencing at the end of the six-month period in (A) above and ending on the date six months thereafter, and (C) 20% of total assets of the Borrower and its Subsidiaries at any time thereafter.

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ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default. Any of the following shall constitute an Event of Default:

(a)          Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Revolving Loan, (ii) within three days after the same becomes due, any interest on any Revolving Loan, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)          Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02(a), 6.03(a), 6.05(a), 6.10 or 6.11 or Article VII, or any Loan Party fails to perform or observe any term, covenant or agreement contained in the Guaranty or any Collateral Document to which it is a party; or

(c)          Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)          Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)          Cross-Default. (i) The Parent or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders thereof or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; provided that this subsection (e) shall not apply to (x) any requirement to deliver cash upon conversion of Convertible Notes or Convertible Mirror Notes in accordance with the conversion terms of the Convertible Notes Documents or Convertible Mirror Notes Documents, and not as a result of a default thereunder by the Parent or the Borrower, and with respect to any Convertible Mirror Notes only so long as the related Convertible Notes have a substantially simultaneous requirement to deliver cash or (y) any requirement to make a cash payment as a result of the early termination of a Derivative Linked to Parent Common Stock in connection with any such conversion of Convertible Notes or Convertible Mirror Notes; or

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(f)          Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)          Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)          Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)          ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)          Invalidity of Loan Documents. Either (i) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; (iii) any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or (iv) unless a Release Date has occurred, for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, any Collateral Document shall for any reason fail or cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby; or

(k)          Change of Control. There occurs any Change of Control; or

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(l)          The Parent. The Parent (i) owns any assets other than Equity Interests of the Borrower, assets in the nature of Derivatives Linked to Parent Common Stock, obligations owing it under Convertible Mirror Notes, and immaterial assets reasonably appropriate or necessary in connection with any of the foregoing; (ii) has any material Indebtedness other than Indebtedness under Convertible Notes and related Derivatives Linked to Parent Common Stock, (iii) conducts any material operations other than as reasonably necessary or appropriate in connection with the ownership of assets described in (i) above or the incurrence and maintenance of Indebtedness described in (ii) above; or (iv) ceases to report financial statements on a consolidated basis with the Borrower and its Subsidiaries.

8.02        Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)          declare the commitment of each Lender to make Revolving Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)          declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Revolving Loans shall automatically terminate and the unpaid principal amount of all outstanding Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03       Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Revolving Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

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Fifth, to payment of Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fifth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto; provided that Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01        Appointment and Authority.

(a)          Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)          The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

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9.02        Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)          shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(e)          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (vi) the value or the sufficiency of any Collateral or (vii) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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9.04        Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06        Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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9.07        Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the joint book managers, the Arranger, the syndication agent or any other agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender.

9.09        Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise;

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10        Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,

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(a)          to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document; (iii) in connection with the Release of Guarantors and Collateral provided in Section 6.12(b) or any release of Liens permitted by Section 6.12(c) or 6.12(d); and (iv) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b)          to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)          to release any Guarantor from its obligations under the Guaranty if (i) such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) in connection with any Release of Guarantors and Collateral provided in Section 6.12(b) or any release of Guarantors permitted by Section 6.12(c) or 6.12(d).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11        Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in the Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.
MISCELLANEOUS

10.01      Amendments, Etc. Except as set forth in Section 2.13, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

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(a)          waive any condition set forth in Section 4.01 (other than Section 4.01(h)(ii)), or, in the case of the initial Revolving Borrowing, Section 4.02, without the written consent of each Lender;

(b)          extend or increase any Revolving Commitment of any Lender (or reinstate any Revolving Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)          postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(d)          reduce the principal of, or the rate of interest specified herein on, any Revolving Loan, or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Revolving Loan or to reduce any fee payable hereunder;

(e)          change Section 8.03 in a manner that would alter the order or the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)          change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g)          release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except to the extent the release of any Collateral is permitted pursuant to Section 6.12 or Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(h)          release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 6.12 or Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i)          impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and; provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the Lenders other than Defaulting Lenders), except that (x) the Revolving Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

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If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13 so long as such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

10.02      Notices; Effectiveness; Electronic Communication.

(a)          Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)          if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)         if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)          Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)          Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)          Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

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10.03      No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04      Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, including special or local counsel to the Lenders retained by the Administrative Agent or the Arranger), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans.

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(b)          Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Revolving Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)          Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)          Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)          Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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10.05      Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06      Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment(s) and the Revolving Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Revolving Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the Revolving Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, (or such lesser amount as represents the remaining amount of the Revolving Commitment of such assigning Lender), in the case of any assignment unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

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(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans or the Revolving Commitment assigned;

(iii)        Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)        Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)         No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Subsidiaries or Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)        Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Revolving Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)          Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Revolving Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

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(e)          Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)          Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.07      Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.13(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

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10.08      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09      Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

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10.11      Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Revolving Borrowing, and shall continue in full force and effect as long as any Revolving Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12      Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13      Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that has received the consent of the Required Lenders but requires the consent of such Lender, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)          the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b)          such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)          in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)          in the case of any assignment resulting from a Lender not consenting to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender, such replacement, when combined with all other replacements effectuated by this Section for such purpose, will allow the action or event giving rise to such right of replacement to be successfully consummated; and

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(e)          such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14      Governing Law; Jurisdiction; Etc.

(a)          GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)          SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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10.15      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16      No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17      Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18      USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

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10.19      ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FXCM HOLDINGS, LLC

By: FXCM Inc., its Managing Member

By:
Name:
Title:

Annex III

(to Fifth Amendment dated as of November 15, 2013)

EXHIBIT C

[form of]

COMPLIANCE CERTIFICATE

Financial Statement Date:                          , ____

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 19, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among FXCM Holdings, LLC, a Delaware limited liability company, as the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby certifies as of the date hereof that he/she is the [chief executive officer] [chief financial officer] [treasurer] [controller] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following Paragraph 1 for fiscal year-end financial statements]

1.          Attached hereto as (a) Schedule 1-A are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (b) Schedule 1-B are the year-end audited financial statements required by Section 6.01(c) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following Paragraph 1 for fiscal quarter-end financial statements]

1.          Attached hereto as Schedule 1 are:

(a)           the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Parent ended as of the above date, which fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes; and

(b)           the unaudited financial statements required by Section 6.01(d) of the Agreement for the fiscal quarter of the Borrower ended as of the above date, which fairly present the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

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2.          Attached hereto as Schedule 2 is a copy of the Form 1-FR-FCM, duly completed by Forex Capital Markets, required to have been filed with the CFTC for the fiscal period covered by the financial statements attached hereto as Schedule 1 pursuant to paragraph 1 above.

3.          Attached hereto as Schedule 3 is a copy of each Form FSA003-Capital Adequacy, duly completed by each UK Regulated Entity, required to have been filed with the FSA for the fiscal period covered by the financial statements attached hereto as Schedule 1 pursuant to paragraph 1 above; provided that the form attached hereto with respect to ODL Group Limited is such form most recently required to have been filed with the FSA by applicable regulations.

4.          The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

5.          A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their respective Obligations under the Loan Documents, and

[to the best knowledge of the undersigned, during such fiscal period the Loan Parties performed and observed each covenant and condition of the Loan Documents applicable to them, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed, and the following is a list of each such Default and its nature and status:]

6.          The representations and warranties of the Borrower contained in Article V of the Agreement and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a), (b), (c) and (d) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b), (c) and (d), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

7.          The financial covenant analyses and information set forth on Schedule 4 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                                 ,                     .

FXCM HOLDINGS, LLC
By: FXCM Inc., its Managing Member

By:
Name:
Title:

C-2

SCHEDULE [1][1-A][1-B]
to the Compliance Certificate

Financial Statements

[Attached]

SCHEDULE 2
to the Compliance Certificate

1-FR-FCM

[Attached]

SCHEDULE 3
to the Compliance Certificate

FSA003-Capital Adequacy

[Attached]

C-3

SCHEDULE 4
to the Compliance Certificate1
($ in 000’s)

For the Quarter/Year ended ___________________ (“Statement Date”)

I. Section 7.11(a) – Consolidated Interest Coverage Ratio.

A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:	$____________

2. Consolidated Interest Charges for Subject Period:	$____________

3. Provision for Federal, state, local and foreign income taxes payable by the Parent and its Subsidiaries for Subject Period:	$____________

4. Depreciation expense for Subject Period:	$____________

5. Amortization expense for Subject Period:	$____________

6. Other expenses of the Parent and its Subsidiaries reducing Consolidated Net Income which do not represent a cash item for Subject Period:	$____________

7. Federal, state, local and foreign income tax credits of the Parent and its Subsidiaries for Subject Period:	$____________

8. Non-cash items increasing Consolidated Net Income for Subject Period:	$____________

9. Income of any Person (other than a Subsidiary) in which any other Person (other than the Parent or a wholly-owned Subsidiary of the Parent) has an interest, except to the extent of the amount of dividends or other distributions or transfers or loans actually paid to the Parent or a wholly-owned Subsidiary by such Person during Subject Period:	$____________

10. Amount that constitutes (or would constitute) Consolidated EBITDA (including income and all relevant addbacks and deductions) of any non-wholly-owned Subsidiary that is attributable to such non-wholly-owned Subsidiary’s equity holders other than the Parent and its Subsidiaries for Subject Period:	$____________

11. Cash payments made on account of non-cash expenses previously added back in calculating Consolidated EBITDA pursuant to Line I.A.6. above	$____________

12. Consolidated EBITDA for Subject Period (Lines I.A.1 + I.A.2 + I.A.3 + I.A.4 + I.A.5 + I.A.6 – I.A.7 – I.A.8 – I.A.9 – I.A.10 – I.A.11):	$____________

1 This Schedule is intended as an example only. Refer to all relevant definitions and sections in the Credit Agreement when preparing the Compliance Certificate for delivery to the Administrative Agent.

C-4

B. Consolidated Interest Charges paid or payable in cash for Subject Period:	$____________
C. Consolidated Interest Coverage Ratio for Subject Period (Line I.A.12 ÷ Line I.B):	$____________

II. Section 7.11(b) – Consolidated Leverage Ratio.

A. Consolidated Funded Indebtedness for Subject Period: [2]

1. (a) Outstanding principal amount of all obligations evidenced by any Convertible Notes as of the Statement Date:	$____________

(b) Outstanding principal amount of all obligations evidenced by Derivatives Linked to Parent Common Stock as of the Statement Date:	$____________

(c) Outstanding principal amount of all obligations for borrowed money (including Obligations under the Agreement) and all other obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (other than as described in II.A.1(a) above) for Subject Period:	$____________

2. Purchase money Indebtedness for Subject Period:	$____________

3. Direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments for Subject Period:	$____________

4. Obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) for Subject Period:	$____________

5. Attributable Indebtedness for Subject Period:	$____________

6. Guarantees of Indebtedness of the types specified in Lines II.A.1 to II.A.5 of Persons other than the Parent or any Subsidiary for Subject Period:	$____________

7. Indebtedness the types specified in Lines II.A.1 to II.A.6 of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which the Parent or a Subsidiary is a general partner or joint venturer (excluding Indebtedness that is non-recourse to the Parent or such Subsidiary) for Subject Period:	$____________

8. Consolidated Funded Indebtedness for Subject Period (Lines II.A.1(a) – II.A.1(b) + II.A.1(c) + II.A.2 + II.A.3 + II.A.4 + II.A.5 + II.A.6 + II.A.7):	$____________

2 See definition of Consolidated Funded Indebtedness.

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B. Consolidated EBITDA for Subject Period (Line I.A.12):		$____________

C. Consolidated Leverage Ratio for Subject Period (Line II.A.8 ÷ Line II.B):		____ to 1.00

III. Section 7.11(c)(i) – US Excess Net Capital.

A. Section 1.17 of the regulations promulgated under the Commodity Exchange Act

1. US Excess Net Capital as of Statement Date under such US Net Capital Rule:

a.	Adjusted net capital actually maintained by Forex Capital Markets as of Statement Date under such US Net Capital Rule:	$____________

b.	Adjusted net capital required to be maintained by Forex Capital Markets as of Statement Date under such US Net Capital Rule:	$____________

c.	US Excess Net Capital as of Statement Date under Section 1.17 of the regulations promulgated under the Commodity Exchange Act (Line III.A.1.a – Line III.A.1.b):	$____________

2. US Required Excess Net Capital Amount as of Statement Date under Section 1.17 of the regulations promulgated under the Commodity Exchange Act (Line III.A.1.b × 25%):		$____________

B. Section 11 of the National Futures Association Manual

1. US Excess Net Capital as of Statement Date under such US Net Capital Rule:

a.	Adjusted net capital actually maintained by Forex Capital Markets as of Statement Date under such US Net Capital Rule:	$____________

b.	Adjusted net capital required to be maintained by Forex Capital Markets as of Statement Date under such US Net Capital Rule:	$____________

c.	US Excess Net Capital as of Statement Date under Section 11 of the National Futures Association Manual (Line III.B.1.a – Line III.B.1.b):	$____________

2. US Required Excess Net Capital Amount as of Statement Date under Section 11 of the National Futures Association Manual (Line III.B.1.b × 25%):		$____________

C. Section 5.7 of the regulations promulgated under the Commodity Exchange Act

1. US Excess Net Capital as of Statement Date under such US Net Capital Rule:

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a.	Adjusted net capital actually maintained by Forex Capital Markets as of Statement Date under such US Net Capital Rule:	$____________

b.	Adjusted net capital required to be maintained by Forex Capital Markets as of Statement Date under such US Net Capital Rule:	$____________

c.	US Excess Net Capital as of Statement Date under Section 5.7 of the regulations promulgated under the Commodity Exchange Act (Line III.C.1.a – Line III.C.1.b):	$____________

2. US Required Excess Net Capital Amount as of Statement Date under Section 5.7 of the regulations promulgated under the Commodity Exchange Act (Line III.C.1.b × 25%):		$____________

IV. Section 7.11(c)(ii) – UK Excess Net Capital.

A. UK Excess Net Capital as of Statement Date of Forex Capital Markets Limited under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU)

1. UK Excess Net Capital as of Statement Date under such UK Net Capital Rule:

a.	Adjusted net capital actually maintained by Forex Capital Markets Limited as of Statement Date under such UK Net Capital Rule:	$____________

b.	Adjusted net capital required to be maintained by Forex Capital Markets Limited as of Statement Date under such UK Net Capital Rule:	$____________

c.	UK Excess Net Capital as of Statement Date under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU) (Line IV.A.1.a – Line IV.A.1.b):	$____________

2. UK Required Excess Net Capital Amount as of Statement Date under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU) (Line IV.A.1.b × 25%):		$____________

B. UK Excess Net Capital as of Statement Date of FXCM Securities Limited under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU)

1. UK Excess Net Capital as of Statement Date under such UK Net Capital Rule:

a.	Adjusted net capital actually maintained by FXCM Securities Limited as of Statement Date under such UK Net Capital Rule:	$____________

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b.	Adjusted net capital required to be maintained by FXCM Securities Limited as of Statement Date under such UK Net Capital Rule:	$____________

c.	UK Excess Net Capital as of Statement Date under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU) (Line IV.B.1.a – Line IV.B.1.b):	$____________

2. UK Required Excess Net Capital Amount as of Statement Date under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU) (Line IV.B.1.b × 25%):		$____________

C. UK Excess Net Capital as of Statement Date of ODL Group Limited under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU)

1. UK Excess Net Capital as of Statement Date under such UK Net Capital Rule:

a.	Adjusted net capital actually maintained by ODL Group Limited as of Statement Date under such UK Net Capital Rule:	$____________

b.	Adjusted net capital required to be maintained by ODL Group Limited as of Statement Date under such UK Net Capital Rule:	$____________

c.	UK Excess Net Capital as of Statement Date under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU) (Line IV.C.1.a – Line IV.C.1.b):	$____________

2. UK Required Excess Net Capital Amount as of Statement Date under Chapter 2 in the FSA Handbook: the General Prudential Sourcebook (GENPRU) (Line IV.C.1.b × 25%):		$____________

V. Section 7.11(d)(i) – Net Unhedged Non-FX Exposure.

A. Net Unhedged Exposure as of Statement Date (from Line VI.A.6 below):	$____________

B. Portion of Net Unhedged Exposure arising from Contracts for Difference or other net exposures related to foreign currency holdings and purchases:	$____________

C. Net Unhedged Non-FX Exposure as of Statement Date (Line V.A.– Line V.B):	$____________

D. Total assets of the Borrower and its Subsidiaries as of Statement Date:	$____________

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E. Line V.C ÷ Line V.D:		____.__%

VI. Section 7.11(d)(ii) – Net Unhedged Exposure.

A. Net Unhedged Exposure as of Statement Date:		$____________

1.	Net exposure of the Borrower and its Subsidiaries to Contracts for Difference as of Statement Date:	$____________

2.	Amounts set forth in VI.A.1 above being directly hedged with offsetting spot trades or futures contracts on underlying Contracts for Difference in the ordinary course of business and consistent with past practice as of Statement Date:	$____________

3.	Without duplication of VI.A.1 above, net exposure of the Borrower and its Subsidiaries with respect to foreign currency holdings and purchases as of Statement Date:	$____________

4.	Without duplication of VI.A.2 above, amounts set forth in VI.A.3 above being directly hedged with offsetting foreign currency swap contracts in the ordinary course of business and consistent with past practice as of Statement Date:	$____________

5.	Without duplication of VI.A.1 or VI.A.3 above, other net exposure of the Borrower and its Subsidiaries resulting from any instruments covered under Accounting Standard Codification 815, Derivatives and Hedging, as determined under GAAP and in accordance with Accounting Standard Codification 815-10-45 as of Statement Date:	$____________

6.	Net Unhedged Exposure as of Statement Date (Line VI.A.1 – Line VI.A.2 + Line VI.A.3 – Line VI.A.4 + Line VI.A.5):	$____________

B. Total assets of the Borrower and its Subsidiaries as of Statement Date:		$____________

C. Line VI.A.6 ÷ Line VI.B:		____.__%

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